                                   EXHIBIT 11

                            Berg Electronics Corp.

                 COMPUTATION OF NET EARNINGS (LOSS) PER SHARE
                 --------------------------------------------


Primary Earnings (Loss) per Share:
---------------------------------
                                                         Three Months Ended
                                                              March 31,
                                                   ----------------------------
                                                        1997          1996
                                                   -------------  -------------
<BTB>
Net income (loss) applicable to
  common shares................................... $  8,646,000   $(40,444,000)
                                                   =============  =============
Average number of common shares
  outstanding.....................................   20,509,640     15,510,324
Assumed exercise of options (treasury
  stock method)...................................      265,753             --
                                                   -------------  -------------
Shares for primary computation....................   20,775,393     15,510,324
                                                   =============  =============
Net earnings (loss) per share..................... $       0.42   $      (2.61)
                                                   =============  =============


Fully Diluted Earnings (Loss) per Share:
---------------------------------------

                                                        Three Months Ended
                                                             March 31,
                                                   ----------------------------
                                                        1997          1996
                                                   -------------  -------------
<BTB>
Net income (loss) applicable to
  common shares................................... $  8,646,000   $(40,444,000)
                                                   =============  =============
Average number of common shares
  outstanding.....................................   20,509,640     15,510,324
Assumed exercise of options (treasury
  stock method)...................................      265,753             --
                                                   -------------  -------------
Shares for fully diluted
  computation.....................................   20,775,393     15,510,324
                                                   =============  =============
Net earnings (loss) per share..................... $       0.42   $      (2.61)
                                                   =============  =============